Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 424 to Registration Statement No. 002-41839 on Form N–1A of our report dated June 14, 2018 relating to the financial statements and financial highlights of Fidelity Flex Mid Cap Index Fund, our reports dated June 15, 2018 relating to the financial statements and financial highlights of Fidelity Large Cap Growth Index Fund, Fidelity Large Cap Value Index Fund, Fidelity Mid Cap Index Fund, and Fidelity Small Cap Index Fund, and our report dated June 26, 2018 relating to the financial statements and financial highlights of Fidelity Flex Small Cap Index Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Salem Street Trust for the year ended April 30, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

June 26, 2018